Exhibit 99.1

THE KNOCKOUT GROUP, INC.
100 W. WHITEHALL AVE.
Chicago, IL. 60164


FOR IMMEDIATE RELEASE                 CONTACT:  E.dali Pollard
                                                Senior Manager,
                                                Investor Relations
                                                708-273-6900, x113
                                                koir@theknockoutgroup.com
                                                edali@theknockoutgroup.com


 THE KNOCKOUT GROUP, INC., MARKETER OF GEORGE FOREMAN'S KNOCK-OUT(R) CLEANERS, COMPLETES REVERSE TRIANGULAR MERGER WITH UNITED NETWORK MARKETING SERVICES, INC.

NORTHLAKE, ILL., DEC. 28, 2004 - The Knockout Group, Inc., ("Knockout") www.knockoutcleaning.com., a privately held company that is the exclusive developer and marketer of George Foreman's Knock-Out(R) line of non-toxic, people-friendly cleaners and disinfectant, today completed a merger with a wholly owned subsidiary of United Network Marketing Services, Inc., ("United") a Delaware corporation. Knockout is now a wholly owned subsidiary of United whose common stock is trading on the OTCBB under the symbol, "UMKG." Following the merger United will change its name to Knockout Holdings, Inc. and will apply to the OTC Bulletin Board for a new trading symbol.

John Bellamy, Chairman and CEO stated "The closing of this transaction was integral to our overall growth plan and will allow knockout access to capital markets as a public company".

The Knockout Group pre-launched its line of George Foreman's Knock-Out(R) household cleaners and disinfectant in August 2004, and already has product placements in more than 7,000 stores, including Albertson's, Duckwall, Publix, Target, Walgreen's and the military exchanges. The company plans to officially launch its household products line during the first quarter of 2005, followed by the George Foreman's Knock-Out(R) automotive cleaninG products line in mid-2005.

George Foreman, a two-time World Boxing Champion, gained marketing icon status by selling over 55 million Foreman Grills. Foreman agreed to serve in a similar role for The Knockout Group because of the powerful, yet "people-friendly" nature, of the company's products. State-of-the-art, patent-pending Encapsulation(TM) technologY is used to create multiple-use cleaning products that do not contain harmful chemicals. The Knockout(R) product line also includes a botanical disinfectant with 99.99 percent effectiveness in killing bacteria on food contact surfaces and children's toys.


LEGAL NOTICE TO INVESTORS: Certain matters discussed in this news release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which apply only on the date of this release, generally can be identified by the use of forward-looking terminology such as "may," "will," "expects," "intends," "estimates," "anticipates," "believes," "continues" or words of similar import. Similarly, statements that describe the company's future plans, objectives or goals are also forward-looking statements, which generally involve known and unknown risks, uncertainties and other facts that may cause the actual results, performance or achievements of the company to be materially different from those expressed or implied by such forward-looking statements. Such factors may include the following: competitive responses to the company's products; an inability to satisfy market demand; regulatory matters, insufficient product volumes and quality provided by suppliers; continued effectiveness of celebrity-based advertising and marketing; availability of capital to fund expansion; ability to maintain intellectual property; general economic, business and market conditions; continued retention of key personnel and their success in executing the business plan; maintenance of key trademarks, patents and licenses, and success of the company's exclusive endorsement and licensing arrangement with George Foreman. For a listing of risks applicable to the future prospects of the company, please refer to the company's reports filed with the SEC.

"Knock-Out" is a federally registered trademark of The Knockout Group, Inc.

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